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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 26, 1999
                                                          ---------------



                         XOMED SURGICAL PRODUCTS, INC.
                         -----------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                       000-21507              06-1393528
          --------                       ---------              ----------
(State or other jurisdiction         (Commission File          (IRS Employer
     of incorporation)                    Number)            Identification No.)



      6743 Southpoint Drive North
         Jacksonville, Florida                                        32216-0980
         ---------------------                                        ----------
(Address of principal executive offices)                               Zip Code



Registrant's telephone number, including area code: (904) 296-9600
                                                    --------------



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Item 5. Other Events

     After the close of business on August 26, 1999, Xomed Surgical Products, Inc. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Medtronic, Inc. ("Medtronic") and MXS Merger Corp., a wholly owned subsidiary of Medtronic ("Merger Sub"). Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company as the surviving corporation. As set forth more fully in the Merger Agreement, as a result of the Merger, each issued and outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company (other than shares owned by the Company, Medtronic, Merger Sub or any subsidiary of the Company or Medtronic) will be converted into that number of shares of Medtronic's Common Stock, par value $.10 per share (the "Medtronic Common Stock"), equal to the Conversion Ratio (as defined below).

     The Merger Agreement provides that the Conversion Ratio will be that number of shares of Medtronic Common Stock, based on the average of the daily closing sale prices of a share of Medtronic Common Stock as reported on the New York Stock Exchange (the "NYSE") Composite Tape (the "Medtronic Average Stock Price") for the ten consecutive NYSE trading days ending on and including the NYSE trading day that is three NYSE trading days prior to the Company's stockholders' meeting in respect of the Merger (the "Determination Period"), determined as follows: (i) if the Medtronic Average Stock Price for the Determination Period is greater than $66.60 and less than $81.40, then the Conversion Ratio will be $60.00 divided by the Medtronic Average Stock Price for the Determination Period; (ii) if the Medtronic Average Stock Price for the Determination Period is equal to or less than $66.60, then the Conversion Ratio will be 0.90090; or (iii) if the Medtronic Average Stock Price for the Determination Period is equal to or greater than $81.40, then the Conversion Ratio will be 0.73710. References to Medtronic share amounts and prices do not reflect its publicly announced two-for-one stock split to be effected on September 24, 1999 to holders of record on September 10, 1999.

     The consummation of the Merger is subject to customary conditions, including approval of the Merger Agreement by stockholders of the Company and the expiration or termination of the waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder and any foreign merger laws. The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

     On August 26, 1999, as a condition and inducement to Medtronic and Merger Sub entering into the Merger Agreement, the Company entered into a Stock Option Agreement with Medtronic (the "Stock Option Agreement") pursuant to which, among other things, the Company granted to Medtronic an option to purchase from the Company shares of Common Stock representing 19.9% of the aggregate number of outstanding shares of Common Stock, at an exercise price of $60.00 per share of Common Stock, subject to adjustment. Such option is exercisable only under certain conditions specified in the Stock Option Agreement. The foregoing description of the Stock Option Agreement is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.


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     A copy of the joint press release issued by the Company and Medtronic on
     August 27, 1999 in respect of the Merger Agreement is attached hereto as
     Exhibit 99.1 and incorporated herein by reference.


                                       -3-

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Item 7. Financial Statements and Exhibits

(a)  Financial Statements of business acquired:  None

(b)  Pro Forma Financial Information:            None

(c)  Exhibits:

     2.1 Agreement and Plan of Merger, dated as of August 26, 1999, by and among Medtronic, Inc., MXS Merger Corp. and Xomed Surgical Products, Inc.

     10.1 Stock Option Agreement, dated as of August 26, 1999, between Medtronic, Inc. and Xomed Surgical Products, Inc.

     99.1 Joint Press Release issued by Xomed Surgical Products, Inc. and Medtronic, Inc. on August 27, 1999.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        XOMED SURGICAL PRODUCTS, INC.


Dated:  August 30, 1999                 By:    /s/ Thomas E. Timbie
                                            ------------------------------
                                        Name:  Thomas E. Timbie
                                        Title: Vice President, Finance and
                                               Chief Financial Officer


                                       -5-

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                                  EXHIBIT INDEX


 Exhibit No.   Description
 -----------   -----------

     2.1 Agreement and Plan of Merger, dated as of August 26, 1999, by and among Medtronic, Inc., MXS Merger Corp. and Xomed Surgical Products, Inc.

     10.1 Stock Option Agreement, dated as of August 26, 1999, between Medtronic, Inc. and Xomed Surgical Products, Inc.

     99.1 Joint Press Release issued by Xomed Surgical Products, Inc. and Medtronic, Inc. on August 27, 1999


                                       -6-